Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com

Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports Fourth Quarter and 2007 Annual Results

Philadelphia, PA, February 26, 2008 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and twelve months ended December 31, 2007.

Financial Results

•

Net income available to common shareholders for the fourth quarter of 2007 was $8.7 million, or $0.22 per diluted share. For the fourth quarter of 2006, net income available to common shareholders was $15.6 million, or $0.42 per diluted share.

For the twelve months ended December 31, 2007, net income available to common shareholders was $28.6 million, or $0.73 per diluted share, compared to $14.4 million, or $0.37 per diluted share, for 2006.

•

Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated partnership properties was $84.7 million in the fourth quarter of 2007, compared to $84.9 million in the fourth quarter of 2006.

For the twelve months ended December 31, 2007, NOI was $303.4 million, compared to $305.7 million for 2006.

•

Funds From Operations (“FFO”) for the fourth quarter of 2007 was $45.9 million, compared to $51.1 million in the fourth quarter of 2006. FFO per diluted share was $1.12 in the fourth quarter of 2007, compared to $1.25 in the fourth quarter of 2006.

FFO for the twelve months ended December 31, 2007 was $160.7 million, or $3.90 per diluted share, compared to $148.3 million, or $3.62 per diluted share, for 2006.

For 2007, FFO includes the $13.3 million impact of the Company’s July 2007 redemption of all of its preferred shares, gains of $1.7 million on sales of non-operating real estate, and $0.8 million of condemnation proceeds. For 2006, FFO includes $4.0 million of executive separation expenses and $5.5 million of gains on sales of non-operating real estate, including $5.1 million recorded in the fourth quarter.

PREIT Announces Fourth Quarter 2007 Results

February 26, 2008

In addition to the items listed above, net income available to common shareholders for 2007 was affected by a $6.7 million gain on the sale of Schuylkill Mall in Frackville, Pennsylvania and a $0.6 million gain on the sale of an outparcel with an operating restaurant at New River Valley Mall in Christiansburg, Virginia. In 2006, net income available to common shareholders was affected by the items stated above and $2.8 million of additional depreciation and amortization expense that was recorded in connection with the reclassification of Schuylkill Mall from held for sale to continuing operations.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “Our operating performance in 2007, affected by up to twelve ongoing redevelopment projects, was in line with our announced expectations. The five projects completed during the year are producing strong results. We expect the remaining redevelopments will also perform well and strengthen our overall portfolio.”

Retail Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio as of December 31, 2007:

	Occupancy as of
	December 31, 2007	December 31, 2006
Retail portfolio weighted average: (1)
Total including anchors (2)	91.2%	88.4%
Excluding anchors	89.1%	87.9%
Enclosed malls weighted average: (1)
Total including anchors (2)	90.4%	87.2%
Excluding anchors	88.1%	86.6%
Power/strip centers weighted average:	96.3%	96.9%

(1)	Includes properties owned by partnerships in which we own a 50% interest.
(2)	Includes acquired vacant anchor stores until the space is decommissioned pending redevelopment.

	Twelve months ended December 31, 2007	Twelve months ended December 31, 2006
Sales per square foot (1)	$358	$354

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

Same store NOI was $84.3 million for the fourth quarter of 2007, compared to $84.2 million for the fourth quarter of 2006. For the 2007 full year, same store NOI was $302.6 million, including $1.6 million in lease termination revenue, compared to $302.9 million, including $3.1 million in lease termination revenue for 2006. Same store results represent retail properties that the Company owned for the full periods presented.

“We made great strides in advancing our redevelopment program,” said Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc. “Collectively, our 13 completed

PREIT Announces Fourth Quarter 2007 Results

February 26, 2008

redevelopment projects achieved increases in same store NOI, base rents, and sales per square foot. In fact, the same store NOI of the eight redevelopments completed in 2006 grew 8.8% in 2007. Shoppers of our properties enjoy the benefits of our redevelopment properties, including enhanced environments and premier merchants such as aerie, Apple, Armani Exchange, Crate & Barrel, The Cheesecake Factory, Dave and Buster’s, Eastern Mountain Sports, Hollister, Maggiano’s, P.F. Chang’s, and Sephora.”

2008 Outlook

For 2008, the Company estimates that net loss per diluted share and FFO per diluted share will be as follows:

Estimates Per Diluted Share

Net loss	$(0.12) - $(0.02)

Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest, and other adjustments	$3.72

Funds From Operations (“FFO”)	$3.60 - $3.70

This guidance assumes overall NOI growth of 3.0% to 4.0%, and same-store NOI growth of 2.5% to 3.5%.

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its fourth quarter and full year results, market trends, and future outlook. To listen to the call, please dial (800) 762-8779 (domestic) or (480) 248-5081 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through March 11, 2008 at (800) 406-7325 (domestic) or (303) 590-3030 (international), (Replay Passcode: 3837407). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s retail portfolio is approximately 34 million square feet and consists of 55 properties, including 38 shopping malls, 13 strip and power centers, and four properties under development. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

PREIT Announces Fourth Quarter 2007 Results

February 26, 2008

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. We compute Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”). FFO includes the effect of the Company’s redemption of all of its 11% non-convertible Senior Preferred Shares in July 2007.

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares, which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

PREIT Announces Fourth Quarter 2007 Results

February 26, 2008

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2006. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

# # #

PREIT Announces Fourth Quarter 2007 Results

February 26, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEET

	December 31, 2007	December 31, 2006
(In thousands, except share and per share amounts)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,074,562	$2,909,862
Construction in progress	287,116	216,892
Land held for development	5,616	5,616

Total investments in real estate	3,367,294	3,132,370
Accumulated depreciation	(401,502)	(306,893)

Net investments in real estate	2,965,792	2,825,477

INVESTMENTS IN PARTNERSHIPS, at equity:	36,424	38,621

OTHER ASSETS:
Cash and cash equivalents	27,925	15,808
Rents and other receivables (net of allowance for doubtful accounts of $11,424 and $11,120 at December 31, 2007 and December 31, 2006, respectively)	49,094	46,065
Intangible assets (net of accumulated amortization of $137,809 and $108,545 at December 31, 2007 and December 31, 2006, respectively)	104,136	139,117
Deferred costs and other assets, net	80,703	79,120
Assets held for sale	—	1,401

Total assets	$3,264,074	$3,145,609

LIABILITIES:
Mortgage notes payable	$1,643,122	$1,572,908
Debt premium on mortgage notes payable	13,820	26,663
Exchangeable notes	287,500	—
Credit Facility	330,000	332,000
Notes payable	—	1,148
Distributions in excess of partnership investments	49,166	63,439
Tenants’ deposits and deferred rents	16,213	12,098
Accrued expenses and other liabilities	111,378	93,656
Liabilities related to assets held for sale	—	34

Total liabilities	2,451,199	2,101,946

MINORITY INTEREST:	55,256	114,363

SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 39,134,000 shares at December 31, 2007 and 36,947,000 shares at December 31, 2006	39,134	36,947
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding at December 31, 2006	—	25
Capital contributed in excess of par	818,966	917,322
Accumulated other comprehensive (loss) income	(6,968)	7,893
Distributions in excess of net income	(93,513)	(32,887)

Total shareholders’ equity	757,619	929,300

Total liabilities, minority interest and shareholders’ equity	$3,264,074	$3,145,609

PREIT Announces Fourth Quarter 2007 Results

February 26, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended		Twelve Months Ended
(In thousands, per share amounts)	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income	$8,703	$18,973	$23,161	$28,021
Adjustments:
Minority interest	530	2,165	2,105	3,288
Dividends on preferred shares	—	(3,403)	(7,941)	(13,613)
Redemption of preferred shares	—	—	13,347	—
Gains on sales of discontinued operations	—	—	(6,699)	(1,414)
Gains on sales of interests in real estate	—	—	(579)	—
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	34,650	31,342	129,924	121,090
Unconsolidated partnerships (a)	2,003	1,762	7,130	7,017
Discontinued operations	—	309	215	3,871

FUNDS FROM OPERATIONS (b)	$45,886	$51,148	$160,663	$148,260

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$1.12	$1.25	$3.90	$3.62

Weighted average number of shares outstanding	38,465	36,455	37,577	36,256
Weighted average effect of full conversion of OP Units	2,409	3,960	3,308	4,083
Effect of common share equivalents	211	586	325	599

Total weighted average shares outstanding, including OP Units	41,085	41,001	41,210	40,938

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $945 and $740 for the fourth quarter 2007 and 2006, respectively, and includes the non-cash effect of straight-line rents of $2,484 and $2,918 for the twelve months ended December 31, 2007 and 2006, respectively.

STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
REVENUE:
Real estate revenue:
Base rent	$79,810	$78,377	$293,110	$289,286
Expense reimbursements	35,331	32,302	136,360	131,846
Percentage rent	4,145	4,747	9,067	9,942
Lease termination revenue	181	205	1,589	2,789
Other real estate revenue	7,833	8,312	19,470	21,015

Total real estate revenue	127,300	123,943	459,596	454,878

Management company revenue	2,592	589	4,419	2,422
Interest and other income	234	557	2,557	2,008

Total revenue	130,126	125,089	466,572	459,308

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(34,223)	(31,074)	(129,338)	(123,503)
Utilities	(5,943)	(5,555)	(24,998)	(23,520)
Other property operating expenses	(8,819)	(9,469)	(26,083)	(28,684)

Total property operating expenses	(48,985)	(46,098)	(180,419)	(175,707)

Depreciation and amortization	(35,215)	(31,883)	(132,184)	(123,302)
Other expenses:
General and administrative expenses	(11,632)	(8,711)	(42,946)	(38,528)
Executive separation	—	—	—	(3,985)
Income taxes and other expenses	108	(15)	(413)	(398)

Total other expenses	(11,524)	(8,726)	(43,359)	(42,911)

Interest expense	(26,522)	(24,063)	(98,860)	(96,382)

Total expenses	(122,246)	(110,770)	(454,822)	(438,302)

Income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	7,880	14,319	11,750	21,006
Equity in income of partnerships	1,365	1,520	4,637	5,595
Gains on sales of interests in real estate	—	—	579	—
Gains on sales of non-operating real estate		5,114	1,731	5,495

Income before minority interest and discontinued operations	9,245	20,953	18,697	32,096
Minority interest	(531)	(2,145)	(1,414)	(3,367)

Income from continuing operations	8,714	18,808	17,283	28,729

Discontinued operations:
Operating results from discontinued operations	(12)	185	(130)	(2,201)
Gains on sales of discontinued operations	—	—	6,699	1,414
Minority interest	1	(20)	(691)	79

Income (loss) from discontinued operations	(11)	165	5,878	(708)

Net income	8,703	18,973	23,161	28,021
Redemption of preferred shares	—	—	13,347	—
Dividends on preferred shares	—	(3,403)	(7,941)	(13,613)

Net income available (loss allocable) to common shareholders	$8,703	$15,570	$28,567	$14,408

BASIC EARNINGS (LOSS) PER SHARE
From continuing operations available to common shareholders	$0.22	$0.42	$0.57	$0.39
From discontinued operations	—	—	0.16	(0.02)

TOTAL BASIC EARNINGS (LOSS) PER SHARE	$0.22	$0.42	$0.73	$0.37

DILUTED EARNINGS (LOSS) PER SHARE
From continuing operations available to common shareholders	$0.22	$0.42	$0.57	$0.39
From discontinued operations	—	—	0.16	(0.02)

TOTAL DILUTED EARNINGS (LOSS) PER SHARE	$0.22	$0.42	$0.73	$0.37

Weighted average number of shares outstanding for diluted EPS	38,676	37,041	37,902	36,855

PREIT Announces Fourth Quarter 2007 Results

February 26, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
(In thousands)
Net income	$8,703	$18,973	$23,161	$28,021
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	35,215	31,883	132,184	123,302
Unconsolidated partnerships	2,003	1,762	7,130	7,017
Discontinued operations	—	309	215	3,871
Interest expense
Wholly owned and consolidated partnerships	26,522	24,063	98,860	96,382
Unconsolidated partnerships	3,034	3,141	12,241	11,223
Discontinued operations	—	152	136	1,068
Minority interest	530	2,165	2,105	3,288
Gains on sales of interests in real estate	—	—	(579)	—
Gains on sales of non-operating real estate	—	(5,114)	(1,731)	(5,495)
Gains on sales of discontinued operations	—	—	(6,699)	(1,414)
Other expenses	11,524	8,726	43,359	38,926
Executive separation	—	—	—	3,985
Management company revenue	(2,592)	(589)	(4,419)	(2,422)
Interest and other income	(234)	(557)	(2,557)	(2,008)

Property net operating income	$84,705	$84,914	$303,406	$305,744

Same store retail properties	$84,262	$84,238	$302,607	$302,856
Non-same store properties	443	676	799	2,888

Property net operating income	$84,705	$84,914	$303,406	$305,744

EQUITY IN INCOME OF PARTNERSHIPS

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
(In thousands)
Gross revenues from real estate	$19,574	$18,382	$70,116	$67,356

Expenses:
Property operating expenses	(6,871)	(5,523)	(22,095)	(19,666)
Mortgage interest expense	(6,065)	(6,277)	(24,472)	(22,427)
Depreciation and amortization	(3,882)	(3,399)	(13,763)	(13,537)

Total expenses	(16,818)	(15,199)	(60,330)	(55,630)

Net income from real estate	2,756	3,183	9,786	11,726
Partners’ share	(1,378)	(1,591)	(4,893)	(5,863)

Company’s share	1,378	1,592	4,893	5,863
Amortization of excess investment	(13)	(72)	(256)	(268)

EQUITY IN INCOME OF PARTNERSHIPS	$1,365	$1,520	$4,637	$5,595